SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to sec. 240.14a-12.

Pioneer Asset Allocation Trust

Pioneer Bond Fund

Pioneer Diversified High Income Trust

Pioneer Emerging Markets Fund

Pioneer Equity Income Fund

Pioneer Floating Rate Trust

Pioneer Fund

Pioneer High Income Trust

Pioneer High Yield Fund

Pioneer ILS Interval Fund

Pioneer Mid Cap Value Fund

Pioneer Money Market Trust

Pioneer Municipal High Income Advantage Trust

Pioneer Municipal High Income Trust

Pioneer Real Estate Shares

Pioneer Series Trust II

Pioneer Series Trust III

Pioneer Series Trust IV

Pioneer Series Trust V

Pioneer Series Trust VI

Pioneer Series Trust VII

Pioneer Series Trust VIII

Pioneer Series Trust X

Pioneer Series Trust XI

Pioneer Series Trust XII

Pioneer Short Term Income Fund

Pioneer Strategic Income Fund

(Name of Registrant(s) as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Every Vote Counts!

Please exercise your right to vote as soon as possible!

Dear Shareholder:

We previously sent you a Joint Proxy Statement concerning important proposals affecting your fund(s), which will be considered at a Joint Special Meeting of Shareholders of the Pioneer Funds on June 13, 2017, at 2:00 p.m. Eastern Time at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110. You are receiving this letter because you held shares in the fund(s) on the record date and we have not received your vote.

Among several proposals, shareholders of each, Pioneer Fund are being asked to approve a new management agreement between their Fund and its investment adviser, Pioneer Investment Management, Inc. (the “Adviser”). The Adviser is part of the U.S. asset management business of Pioneer Investments, a group of companies owned by Pioneer Global Asset Management S.p.A. (“PGAM”). PGAM is a wholly-owned subsidiary of UniCredit S.p.A. (“UniCredit”). UniCredit and PGAM have entered into a binding agreement to sell Pioneer Investments, including the Adviser, to Amundi. Upon the consummation of the transaction, the Adviser will become an indirect wholly-owned subsidiary of Amundi and Amundi’s wholly-owned subsidiary, Amundi USA, Inc.

The current management agreement for your fund(s) will terminate automatically upon the consummation of the transaction. You are being asked to approve a new management agreement for your fund(s) to enable the Adviser to continue to manage your fund(s) after the consummation of the transaction. There will be no increase in management fees under the new management agreement, and the transaction is not expected to have a material adverse impact on the services provided to your fund(s).

Your Fund’s Board Recommends That You Vote “For” Each Proposal

Your Vote Is Very Important

Voting Now Helps Minimize Proxy Costs, Avoids Unnecessary Communications

And Eliminates Phone Calls To Shareholders

Please vote using one of the following options:

1. VOTE ONLINE

Log on to the website or scan the square QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2. VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3. VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

The Joint Proxy Statement we sent you contains important information regarding the proposals that you and other shareholders are being asked to consider. A copy of the Joint Proxy Statement may be viewed or downloaded at the website listed on your proxy card. Please read the materials carefully. If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the funds’ proxy solicitor, toll free at 1-866-905-2396.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

Securities offered through Pioneer Funds Distributor, Inc.,

60 State Street, Boston, MA. 02109

Underwriter of Pioneer mutual funds, Member SIPC

©2017 Pioneer Investments • us.pioneerinvestments.com 30257-00-0517                                                                 R2_28629_S56059

Every vote is important. Please vote TODAY!

URGENT NOTICE

UPCOMING SPECIAL SHAREHOLDER MEETING

Dear Shareholder:

On June 13, 2017, a Joint Special Meeting of Shareholders of the Pioneer Funds will be held to consider important proposals that were outlined in the proxy materials previously mailed to you. As of the mailing of this letter, we have not yet received your vote.

Your vote is very important. By taking a moment to vote now, all future mail and phone calls to you regarding this matter will be stopped.

•	For personal assistance, call 1-866-905-2396 (toll free) between 9:00 a.m. and 11:00 p.m. Eastern time, Monday through Friday and between 12:00 p.m. and 6:00 p.m. Eastern time on Saturday.

By calling the toll-free number, you will be speaking with a representative of Computershare Fund Services, the firm assisting Pioneer Funds in the effort of gathering votes.

At the time of the call, you will be asked for the reference number above in order to locate your voting record for the fund(s) that you own. The representative will not have access to your confidential information and the telephone line is also recorded for your protection. After the call, you will receive a confirmation of your vote by mail.

After careful consideration, your fund’s Board unanimously recommends that shareholders vote in favor of the proposals.

We appreciate your voting on these important proposals. Thank you for investing with Pioneer Funds.

Sincerely,

Lisa M. Jones

President

Pioneer Funds

Securities offered through Pioneer Funds Distributor, Inc.,

60 State Street, Boston, MA. 02109

Underwriter of Pioneer mutual funds, Member SIPC

©2017 Pioneer Investments • us.pioneerinvestments.com 30270-00-0517